THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

SYNTHETIC BLOOD INTERNATIONAL, INC.

9% UNSECURED PROMISSORY NOTE

Costa Mesa, California	$___________________

Issue Date: April ___, 2006

FOR VALUE RECEIVED, SYNTHETIC BLOOD INTERNATIONAL, INC., a New Jersey corporation (the “Company”), hereby promises to pay to the order of ____________________________ or his/her/its permitted successors or assigns (the “Holder”) the sum of ______________________________ dollars ($______________) in same day funds, on or before the date that is twelve (12) months following the Issue Date stated above (the “Maturity Date”).

1.          PAYMENT.

(a)     Principal Payment. The Company shall pay to the Holder, in cash on or before the Maturity Date, the original principal amount of this Note (plus unpaid accrued interest thereon); provided, that if the Maturity Date is not a week day on which banks are open for the transaction of business in the state of California (a “Business Day”), such payment shall be made on the next succeeding Business Day. The Principal Payment that is due in cash and that is not paid on the Maturity Date shall bear interest until paid at a default interest rate equal to twelve percent (12%) per annum (the “Default Interest Rate”).

(b)     Interest Accrual. This Note shall bear simple interest on the unpaid principal amount hereof (“Interest”) at an annual rate equal to nine percent (9%), computed on the basis of a 365-day year and calculated using the actual number of days elapsed since the Issue Date or the date on which Interest was most recently paid, as the case may be. The Company shall pay accrued and unpaid Interest on the Maturity Date and on any date on which the entire principal amount of this Note is paid in full.

(c)     Original Issue Discount. This Note was issued with an original issue discount on the original principal amount equal to nine percent (9%) (the “Issue Discount”), which is in addition to the Interest payable under this Note as provided in Section 1(b).

(d)     Prepayment. At any time following the Issue Date and without prior notice to the Holder, the Company shall have the right to prepay in full (not in part) the Note by making payment to the Holder of an amount in cash equal to 120% multiplied by the then outstanding principal amount of this Note plus all accrued and unpaid Interest, less an amount equal to the Issue Discount multiplied by a fraction, the numerator of which 365 less the number of days elapsed from the Issue Date to the date of the prepayment of this Note and the denominator of which is 365.

2.          Default. The Term “Event of Default” shall mean any of the following events.

(a)     The Company shall default in the payment when due of any principal or Interest of this Note and such default shall continue unremedied for a period of five days;

(b)       The Company shall:

(i)       generally fail to pay, or admit in writing its inability to pay, debts as they become due;

(ii)        apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company any of its property or make a general assignment for the benefit of creditors;

(iii)        in the absence of such application, consent, or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

(iv)        permit or suffer to exist the commencement of any bankruptcy, plan reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company, such case or proceeding shall be consented to or acquiesced in or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

(v)        take any action authorizing, or in furtherance of, any of the foregoing.

If any Event of Default described in this Section 2 shall occur, the outstanding principal amount and Interest of this Note shall automatically be and become immediately due and payable without notice, demand, or presentment. From and after the date of acceleration of the payment of principal and Interest, the unpaid balance shall accrue interest at the Default Interest Rate. The Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note.

3.          MISCELLANEOUS.

(a)       Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

(b)       Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the second Business Day after timely delivery to an overnight courier service, addressed as follows:

If to the Company:

Synthetic Blood International, Inc.
3189 Airway Avenue, Bldg C
Costa Mesa, CA 92626
Attn: Chief Executive Officer
Tel: 714-427-6363
Fax: 714-427-6361

If to the Holder:

_______________________________________________________
_______________________________________________________
_______________________________________________________
Attn:___________________________________________________
Tel:____________________________________________________
Fax:____________________________________________________

(c)        Amendments. No amendment, modification or other change to, or waiver of any provision of, this Note may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

(d)        Transfer of Note. The Holder may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act and applicable state securities laws, or is exempt from registration thereunder. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of this Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)        Lost or Stolen Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.

(f)       Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of California applicable to contracts made and to be performed entirely within the state of California.

(g)        Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

(h)        Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate that could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate that the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(g)        Participation in Subsequent Financing. As long as the Note is outstanding, upon any financing by the Company involving the offer and sale by the Company of common stock or any securities of the Company that entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, rights, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock (a “Subsequent Financing”), the Holder shall have the right to exchange this Note and the right to receive payment of principal and Interest hereunder, in whole or in part, for securities offered in the Subsequent Financing on the same terms and conditions of the Subsequent Financing. At least five Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which shall describe in reasonable detail the proposed terms of such Subsequent Financing. If the Holder desires to exchange a portion or all of the principal of this Note and accrued Interest for securities offered in the Subsequent Financing, the Holder must provide written notice to the Company (the “Exchange Notice”) by not later than 5:30 p.m. (California time) on the fifth Trading Day following the date the Pre-Notice is given to the Holder that the Holder is electing to make the exchange and the amount of the principal of this Note and accrued Interest that the Holder is electing to exchange. The election to exchange is irrevocable by Holder after the Exchange Notice is given to the Company, unless the Company agrees in the exercise of its sole discretion to accept a revocation by the Holder. If for any reason the Subsequent Financing does not close, any Exchange Notice shall automatically become void and the Company shall not be obligated to effect any Exchange pursuant to such notice. If the Holder elects to make an exchange in connection with a Subsequent Financing occurring prior to the Maturity Date, the dollar value of the principal amount exchanged will be reduced by an amount equal to the Issue Discount multiplied by a fraction, the numerator of which 365 less the number of days elapsed from the Issue Date to the date of the Exchange Notice and the denominator of which is 365. If the Company does not receive a timely Exchange Notice from the Holder, the Holder shall be deemed to have notified the Company that it does not elect to make an exchange. As of the date the Exchange Notice is given to the

Company, the principal amount of this Note and accrued Interest stated in the Exchange Notice shall be deemed paid in full, and no later than five Business Days following the closing of the Subsequent Financing with respect to which the Pre-Notice and Exchange Notice are given by the Company and Holder, the Company shall issue or cause to be issued to the Holder the securities to which the Holder is entitled pursuant to the exchange. For purposes of this Section 3(g) a Subsequent Financing does not include the issuance of shares of common stock or options to employees, officers, consultants, or directors of the Company pursuant to any stock or option plan or compensatory arrangement, securities upon the exercise or exchange of or conversion of any securities of the Company issued and outstanding on the Issue Date, and securities issued pursuant to acquisitions or strategic transactions.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

SYNTHETIC BLOOD INTERNATIONAL, INC.

By:
Name: Robert W. Nicora
Title: President